EXHIBIT 10.2(a)
                 FIRST AMENDMENT TO CONSULTING SERVICE AGREEMENT

         This First Amendment to the Consulting Service Agreement ("First Amendment") is made as of January __, 2003 by and between ImmuneRegen BioSciences, Inc., a Delaware corporation having a its principal place of business at 8665 E. Via De Ventura Boulevard, Suite E155, Scottsdale, Arizona 85268 (hereinafter the "Company") and David T. Harris, Ph.d, an individual having his principal place at 4110 N. Alvernon Way, Tucson, Arizona 85718 (hereinafter, the "Consultant").

                                    RECITALS:

         WHEREAS, Company and Consultant are parties to a certain Consulting Agreement, dated as of December 16, 2002 and as may be amended from time to time (the "Agreement"); and

         WHEREAS, Company and Consultant desire to amend the Agreement as hereinafter set forth;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

         1.  PROVISION OF SERVICES.

            (a) Consultant agrees, to the extent reasonably requested by the President of the Company and reasonably required in the conduct of the business of the Company, as determined by the Consultant, to place at the disposal of the Company its judgment and experience and to provide consulting services to the Company including, but not limited to, the following:

            o Research is in the area of acute lung injury as characterized by models of Acute Respiratory Distress Syndrome and lung injury caused by exposure to environmental toxicants such as cigarette smoke, air pollutants and occupational airborne toxins;

            o Meet with and make presentations to potential and existing investors and business partners of the Company as requested;

            o     Other contracted research for the Company;

            o Assist and advise the Company, its officers and directors with the Company's business development and strategic planning; and

            o Sit on the Company's Board of Directors and Advisory Boards as elected.

            All such services shall at all times be at the request of the Company. Consultants is to be available to the Company as needed, except for as it conflicts with his duties and responsibilities as a faculty member at the University of Arizona, and for no more than forty-eight (48) hours in a seven-day consecutive period (unless required by out-of-town travel) but at least a minimum of thirty-two (32) hours in a seven-day period.

            (b) Consultant agrees to use its best efforts at all times in the furnishing of advice and recommendations, and for this purpose Consultant shall at all times maintain or keep available for the Company an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this Agreement as needed.

2. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

         COMPENSATION. In consideration for services to be rendered under this Agreement, the Company and Consultant hereby agree that hereby agree that the Company shall (a) pay Consultant a non-refundable fee equal to $5,000 per month, which will accrue until the Company raises at least $2,000,000 in equity or debt financing in one or a series of transactions, at which time it which time such accrued amount will be due and payable. The $5,000 per month fee will remain in effect for the term of the Agreement or until renegotiated upon agreement of both the Consultant and the Company.

         The Company agrees to reimburse Consultant for its expenses incurred by the Consultant in connection with its services hereunder. All expenses shall be approved in advance by the Company in writing.

3. Section 5 of the Agreement is hereby amended to read in its entirety as follows:

         STATUS OF CONSULTANT. Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company. The Company shall neither have nor exercise any control or direction of Consultant's professional judgment, nor over the methods or manner in which Consultant performs his duties. Consultant will not be entitled to any employee benefits provided by the Company. The Company will not withhold any income taxes or pay any social security, FICA or unemployment taxes for Consultant, such being Consultant's sole responsibility.

4. Section 8 of the Agreement is hereby amended to read in its entirety as follows:

         TERM. Consultant's retention hereunder shall be for a three-year period, commencing upon the execution of this Agreement. Upon the second anniversary of this Agreement and each successive second anniversary following a renewal of this Agreement, this Agreement shall automatically renew for a new three-year term. This Agreement may be amended and renegotiated upon the written agreement of both the Consultant and the Company.

         This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A copy of this First Amendment that is signed and delivered by telecopy or other facsimile transmission shall be considered an original, executed First Amendment.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Consulting Service Agreement as of the date first above written.

                                             IMMUNEREGEN BIOSCIENCES, INC.

                                             By:  /S/  MICHAEL WILHELM
                                                  ------------------------------
                                                       Michael K. Wilhelm,
                                                       President



ACKNOWLEDGED AND ACCEPTED:                   DAVID T. HARRIS, PH.D

Dated: January __, 2003                      By:   /S/  DAVID T. HARRIS, PHD
                                                   -----------------------------
                                                        David T. Harris, Ph.d

                                       3